SUBSIDIARIES OF GUILFORD MILLS, INC.

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                                                             STATE OR OTHER
                                                             JURISDICTION OF                 % OWNERSHIP
NAME OF COMPANY                                              INCORPORATION

Gold Mills, Inc.                                             Delaware                           100%

Gold Mills Farms, Inc. (1)                                   New York                           100%

Guilford Airmont, Inc.                                       North Carolina                     100%

Advisory Research Services, Inc.                             North Carolina                     100%

Guilford Mills (Michigan), Inc.                              Michigan                           100%

Grupo Ambar, S.A. de C.V.                                    Mexico                               75%

American Textil, S.A. de C.V. (2)                            Mexico                             100%

Servicios Corporativos Ambar, S.A. de C.V. (3)               Mexico                             100%

Industrias Globales de Mexico, S.A. de C.V. (4)              Mexico                             100%

NuStart S.A. de C.V.                                         Mexico                            51.166%

27 VSQ Limited (Guilford Mills Limited)                      United Kingdom                     100%

Guilford Mills Europe Limited (5)                            United Kingdom                     100%

Guilford Europe Limited (6)                                  United Kingdom                     100%

Guilford Kapwood GmbH (7)                                    Germany                            100%

Guilford Europe Pension Trustees Limited (8)                 United Kingdom                     100%

Guilford Wovens Limited (7)                                  United Kingdom                     100%

Rouquinet Deroy Limited (9)                                  United Kingdom                     100%

Raschel Fashion Interknitting, Ltd.                          New York                           100%

Hofmann Laces, Ltd.                                          New York                           100%

Curtains and Fabrics, Inc.                                   New York                           100%

GFD Services, Inc.                                           Delaware                           100%

GFD Fabrics, Inc.                                            North Carolina                     100%

GMI Computer Sales, Inc.                                     North Carolina                     100%


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(1)  Owned by Gold Mills, Inc.
(2)  10,457,517 shares owned by Grupo Ambar, S.A. de C.V. ("Grupo Ambar"), and 1 share owned by
     Servicios Corporativos Ambar, S.A. de C.V.
(3)  321,751 shares owned by Grupo Ambar, and 1 share owned by American Textil, S.A. de C.V.
(4)  49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Grupo Ambar.
(5)  Owned by 27 VSQ Limited.
(6)  2,000,000 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Mills, Inc.
(7)  Owned by Guilford Europe Limited.
(8)  1 share owned by Guilford Europe Limited and 1 share owned by Guilford Mills Europe
     Limited.
(9)  1,999,999 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Europe
     Limited.

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